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                            ARTICLES OF INCORPORATION
                                       OF
                          MCTI ACQUISITION CORPORATION

THIS IS TO CERTIFY THAT,

                  FIRST: The undersigned, William G. Miller, whose post office address is c/o McGuire, Woods, Battle & Boothe, LLP, 1627 Eye Street, N.W., Washington D.C. 20006, being at least eighteen (18) years of age, does hereby form a corporation under the general laws of the State of Maryland.

                  SECOND: The name of the corporation (which is hereinafter called the "Corporation") is:

                           MCTI Acquisition Corporation

                  THIRD: The purpose for which the Corporation is formed is to carry on any lawful business, within the State of Maryland or elsewhere, and the Corporation shall have, enjoy and exercise all of the powers and rights now or hereafter conferred by statute upon corporations.

                  FOURTH: The post office address of the principal office of the Corporation in the State of Maryland is 11 East Chase Street, Baltimore, Maryland 21202.

                  FIFTH: The Resident Agent of the Corporation is CSC-Lawyers Incorporating Service Company, a Maryland corporation, whose post office address is 11 East Chase Street, Baltimore, Maryland 21202.

                  SIXTH: The Corporation shall have a Board of Directors, initially consisting of two (2) Directors, which number may be increased or decreased in accordance with the By-Laws of the Corporation, but shall never be less than the number required by Section 2-402 of the Corporation and Associations Articles of the Amended Code of Maryland, as may be amended from time to time. The names of the Directors who shall act as such until the first annual meeting of the Stockholders and until their successors are elected and qualify are:

                           Michael E. Jalbert
                           Massoud Safavi

                  SEVENTH: The total number of shares of stock which the Corporation has authority to issue Five Thousand (5,000) shares of common stock, par value $0.01 per share, all of one class.

                  EIGHTH: In carrying on its business, or for the purpose of attaining or furthering any of its objects, the Corporation shall have all of the rights, powers and privileges granted to corporations by the laws of the State of Maryland, and the power to do any and all acts and things which a natural person or partnership could do and which may now or hereafter be


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authorized by law, either alone or in partnership or conjunction with others. In furtherance and not in limitation of the powers conferred by statute, the powers of the Corporation and of the Directors and Stockholders shall include the following:

                           (a)      Any Director individually, or any firm of
which any Director may be a member, or any corporation or association of which any Director may be an officer or director or in which any Director may be interested as the holder of any amount of its capital stock or otherwise, may be a party to, or may be pecuniarily or otherwise interested in, any contract or transaction of the Corporation, and, in the absence of fraud, no contract or other transaction shall be thereby affected or invalidated, provided that in case a Director, or firm of which a Director is a member, or a corporation or association of which a Director is an officer or director or in which a Director is interested as the holder of any amount of its capital stock or otherwise, is so interested, such fact shall be disclosed or shall have been known to the Board of Directors or a majority thereof. Any Director of the Corporation who is also a Director, or officer of or interested in such other corporation or association, or who, or the firm of which he is a member, is so interested, may be counted in determining the existence of a quorom at any meeting of the Board of Directors of the Corporation which shall authorize any such contract or transaction, with like force and effect as if he were not such director or officer of such other corporation or association or were not so interested or were not a member of a firm so interested.

                           (b)      The Corporation reserves the right, from
time to time, to make any amendment of its Charter, now or hereafter authorized by law, including any amendment which alters the contract rights, as expressly set forth in its Charter, of any outstanding stock.

                           (c)      Except as otherwise provided in these
Articles of Incorporation, the Charter or the By-Laws of the Corporation, as from time to time amended, the business of the Corporation shall be managed by its Board of Directors, which shall have and may exercise all the powers of the Corporation except such as are by law, these Articles of Incorporation, the Charter or By-Laws, conferred upon or reserved to the Stockholders. Additionally, the Board of Directors of the Corporation is hereby specifically authorized and empowered from time to time in its discretion:

                                    (1)   To authorize the issuance from time
to time of shares of its stock of any class, whether now or hereafter authorized, or securities convertible into shares of its stock of any class or classes, whether now or hereafter authorized, for such consideration as said Board of Directors may deem advisable, subject to such restrictions or limitations, if any, as may be set forth in the By-Laws of the Corporation;

                                    (2)   By articles supplementary to these
Articles of Incorporation, to classify or reclassify any unissued shares by fixing or altering in any one or more aspects, from time to time before issuance of such shares, the preferences, rights, voting powers, restrictions and qualifications of, the dividends on, the times and prices of redemption of, and the conversion rights of such shares.

                  NINTH: No director or officer of the Corporation shall be liable to the Corporation or its Stockholders for money damages, except (1) to the extent that it is proved that


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                                                                               3


the person actually received improper benefit or profit in money, property or services, for the amount of the benefit or profit in money, property or services actually received, or (2) to the extent that a judgment or other final adjudication adverse to the person is entered in a proceeding based on a finding in the proceeding that the person's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. No director or officer shall be deemed to have received any improper benefit or profit within the meaning of this Article NINTH by reason of any payment or distribution to or in respect of the common stock of the Corporation, which payment or distribution applies or is available equally to all outstanding shares of common stock of the Corporation.

                  TENTH: No holder of stock of any class shall have any preemptive right to subscribe to or purchase any additional shares of any class, or any bonds or convertible securities of any nature; provided, however, that the Board of Directors may, in authorizing the issuance of stock of any class, confer any preemptive right that the Board of Directors may deem advisable in connection with such issuance.

                  ELEVENTH: The Corporation shall indemnify its directors and officers to the full extent permitted by general corporate laws of the State of Maryland now or hereafter in force, including the advance of expenses under the procedures provided by such laws. The foregoing shall not limit the authority of the Corporation to indemnify other employees and agents consistent with law.

                  IN WITNESS WHEREOF, I have signed these Articles of Incorporation, and I acknowledge the same to be my act on this 4th day of August, 1998.



                                                     /s/ William G. Miller
                                                     ---------------------------
                                                     William G. Miller

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                                                                               4


                          ARTICLES OF SALE AND TRANSFER

         THESE ARTICLES OF SALE AND TRANSFER (these "Articles") are entered into this 11th day of August, 1998, by and between ACCELERATION SYSTEMS, INC., a Maryland corporation ("Transferor"), and MCTI ACQUISITION CORPORATION, a Maryland corporation ("Transferee").

         THIS IS TO CERTIFY:

         FIRST:   Transferor hereby agrees to sell, assign and transfer
substantially all of its property and assets to Transferee, as hereinafter set forth.

         SECOND: The name and place of incorporation of each party to these Articles are as follows:

                  Transferor is ACCELERATION SYSTEMS, INC., a corporation organized under the laws of the State of Maryland.

                  Transferee is MCTI ACQUISITION CORPORATION, a corporation organized under the laws of the State of Maryland.

         THIRD:   The name, address and principal place of business of
Transferee are as follows:

                           MCTI Acquisition Corporation
                           3601 Eisenhower Avenue
                           Alexandria, VA 22304

         FOURTH: The counties in this State where each corporation has its principal office and where Transferor has an interest in land are as follows:

                                    Transferor has its principal office in
                           Montgomery County. Transferor has no interest in land in this State.

                                    Transferee has its principal office in
                           Baltimore City. Transferee has no interest in land in this State.

         FIFTH: The terms and conditions of the transaction set forth in these Articles were advised, authorized and approved by each corporation, respectively, in the manner and by the vote required by its charter and the laws of the place where it is organized.

         Transferor, by unanimous written consent of it Board of Directors, dated August 10, 1998, duly adopted a resolution declaring that the sale, assignment and transfer of substantially all of the assets of Transferor is advisable and directing that these Articles and matters be submitted for action thereon by the stockholders of Transferor, all in the manner and by the vote required by statute and by the Articles of Incorporation of Transferor. On August 10, 1998, the stockholders of Transferor, by unanimous written consent approved the transaction.


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                                                                               5


         Transferee, by unanimous written consent of its Board of Directors, dated August 10, 1998, duly adopted a resolution declaring that the purchase agreement and transfer affected by these Articles is advisable.

         SIXTH: Transferee shall pay to Transferor the amount of Two Hundred Seventy-Eight Thousand Dollars ($278,000.00) in cash at the closing, and shall assume certain liabilities of Transferor, in accordance with the terms of that certain Stock and Asset Purchase Agreement dated as of August 11, 1998, for the assets transferred.

         SEVENTH: Each of the undersigned acknowledges these Articles to be the corporate act of the respective corporate party on whose behalf he has signed, and further, as to all matters or facts required to be verified under oath, each of the undersigned acknowledges that to the best of his knowledge, information and belief, these matters and facts relating to the corporation on whose behalf he has signed are true in all material respects and that this statement is made under the penalties for perjury.


                            [Execution Page Follows]


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                                                                               6


         IN WITNESS WHEREOF, each of the parties hereto have caused these Articles to be signed and acknowledged in the name of, and on behalf of the Transferor and Transferee hereto, as of the date first written above.



                                            TRANSFEROR:

ATTEST:                                     ACCELERATION SYSTEMS, INC.,
                                              a Maryland corporation



By: /s/ Gary Gallupe                        By: /s/
    --------------------------                  -------------------------------
Name:  Gary Gallupe                         Name:
Title: Secretary                            Title:   Vice President



[Corporate Seal]



                                            TRANSFEREE

ATTEST:                                     MCTI ACQUISITION CORPORATION,
                                              a Maryland corporation



By: /s/ G. Higgins                          By: /s/ Massoud Safavi
    --------------------------                  -------------------------------
Name:  G. Higgins                           Name:
Title: Corporate                            Title:   Treasurer



[Corporate Seal]